Exhibit (f)

to Schedule 13E-3/A

PRELIMINARY PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
ADVANCED NUTRACEUTICALS, INC.
TO BE HELD SEPTEMBER 8, 2006

        The undersigned hereby appoints Jeffrey G. McGonegal as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Advanced Nutraceuticals, Inc. (the “Company”) held of record by the undersigned on August 3, 2006, at the annual meeting of shareholders to be held September 8, 2006, or any adjournment or postponement thereof.

1.     Proposal to reverse split the Company's common stock on the basis of one share for each 500 shares outstanding.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

2.     Election of Directors.

___________FOR the election as a director of the five nominees listed below (except as marked to the contrary below).

___________WITHHOLD AUTHORITY to vote for the nominees listed below.

NOMINEES: ____________________________________________________

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

_______________________________________________________________________________________

3.     Proposal to amend the Company's Articles of Incorporation to change the Company's name to Bactolac Pharmaceutical, Inc.

____ FOR

____ AGAINST

____ WITHHOLD AUTHORITY

4.     In his discretion, the proxy is authorized to vote upon any matters which may properly come before the annual meeting, or any adjournment or postponement thereof.

        It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the election of directors named in item 1 above, for the reverse stock split and for the name change.

        The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the annual meeting of shareholders on September 8, 2006.

        I     |_| plan     |_| do not plan to attend the annual meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE_________________________________________ SIGNATURE ________________________________________ Signature if held jointly	Date: _____________________ Date: ______________________

NOTE:      Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.